MF SMALLCap Fund - 10f3
Transactions - Q4 1999
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					Security Purchased			Comparison Security		Comparison Security
Issuer				Quintus Corporation			Kana Communication		Onyx Software

Underwriters			DLJ, Dain Rausher, SG Cowen, 		Goldman Sachs, Hambrecht & 	Credit Suisse First
					DLJdirect, Allen & Co, Bear 		Quist, Wit Capital, 		Boston, SG Cowen, Piper
					Stearns, DBAB, AG Edwards, 		and others				Jaffray and others
					First Union, Goldman Sachs, 							(including DBSI)
					H&Q, Lehman Bros, Merrill Lynch,
					SSB, SoundView Tech, CE Unterberg
					Towbin, Arnhold & S Bleichroeder,
					Robert W Baird, JC Bradford,
					Chapman Co, Crowell, Weedon,
					Fahnestock, Gerard Klauer Mattison,
					Gruntal, Hoak Breedlove Wesneski,
					Johnston, Lemon & Co, Kaufman
					Bros, CL King, Legg Mason, McDonald
					Inv, Moors & Cabot, Nutmeg,
					Penn.Merchant Group, Raymond James,
					Sanders Morris Mundy  Sands Bros,
					Sutro, Tucker Anthony, Piper Jaffrey,
					Wachovia



Years of continuous
operation, including
predecessors			>3 years					>3 years				>3years

Security 				QNTS						KANA  				ONXS

Is the affiliate a
manager or co-manager
of offering?			no						no					no

Name of underwriter or
dealer from which
purchased				Donaldson, Lufkin & Jenrette		n/a					n/a

Firm commitment?			yes						yes					yes

Trade date/Date of Offering	11/16/1999					9/22/1999				2/15/1999

Total dollar amount of
offering sold to QIBs		$-

Total dollar amount of
any concurrent public
offering				$81,000,000.00 				$49,500,000 			$40,300,000

Total					$81,000,000.00 				$49,500,000 			$40,300,000

Public offering price		18.00 					15.00					13.00

Price paid if other than
public offering price		same 						n/a					n/a

Underwriting spread or
commission				$1.26 (7%)					$1.05 (7%)				$.91 (7%)

Shares purchased			1,900 					n/a					n/a

$ amount of purchase		$34,200.00 					n/a					n/a

% of offering purchased
by fund				0.04222%					n/a					n/a

% of offering purchased by
associated funds*			0.01778%					n/a					n/a

Total					0.06000%					n/a					n/a
* Only former MG funds
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